SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549
                             ----------------------

                                    FORM SB-2
             Registration Statement under the Securities Act of 1933
                             ----------------------
                        Commission File Number: 021-75387

                                 ECO DEPOT, INC.
                                 ---------------
               (Exact Name of Issuer as Specified in Its Charter)

     Nevada                           5090                       06-1742208
     ------                           ----                       ----------
State of Incorporation     Primary Standard Industrial        I.R.S. Employer
                           Classification Code Number        Identification No.

                               2311 West 16th, #83
                            Spokane, Washington 99224
                                 (509) 482-1154
     (Address and Telephone Number of Issuer's Principal Executive Offices)

                           Nadine Sullivan - President
                               2311 West 16th, #83
                            Spokane, Washington 99224
                                 (509) 482-1154
                                 --------------
           (Name, Address, and Telephone Number of Agent for Service)

                        Copies of all communications to:
                              Timothy S. Orr, Esq.
                       4328 West Hiawatha Drive, Suite 101
                                Spokane, WA 99208
                   Phone: (509) 462-2926, Fax: (509) 462-2929

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. |_|


                            CALCULATION OF REGISTRATION FEE

Securities to be        Amount To Be    Offering Price   Aggregate        Registration
Registered              Registered      Per Share[1]     Offering Price   Fee[2]
Common Stock            10,000,000       $   0.02        $ 200,000        $   25.34


Common Stock by
Selling Security
Shareholders             1,575,000       $   0.02        $  31,500[3]     $    3.99


[1] The offering price has been arbitrarily determined by Eco Depot, Inc. ("EDI") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) under the Securities Act.
[3] EDI will not receive any of the proceeds from the sale of common stock by selling security shareholders.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS
         ===============================================================

                                 ECO DEPOT, INC.
                             SHARES OF COMMON STOCK
         NO MINIMUM TO 10,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                       AND
                                 ECO DEPOT, INC.
                             SHARES OF COMMON STOCK
             1,575,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING
                                  SHAREHOLDERS

Prior to this offering, there has been no public trading market for the common stock. Eco Depot, Inc. ("EDI") common stock is presently not traded on any market or securities exchange.

EDI is registering up to 10,000,000 shares of common stock at an offering price of $0.02. The maximum amount to be raised is $200,000. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by EDI through its sole officer and director. There will be no minimum amount of shares sold and EDI will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by EDI will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. EDI will pay all expenses incurred in this offering.

Concurrently with Eco Depot, Inc.'s registration and offering of 10,000,000 common shares certain existing shareholders of the Company are selling 1,575,000 shares at an offering price of $0.02 per share for the duration of the offering, on a best efforts basis, no minimum, 1,575,000 shares maximum. There is no escrow account. The offering by the selling shareholders will be for a maximum period of 90 days from ___________________ and may be extended for an additional 90 days if the Company so chooses to do so. EDI does not receive any proceeds from the sale of any of the shares held by the selling shareholders.


The following table sets forth the information for the share offering:


                        PRICE          UNDERWRITING DISCOUNTS         PROCEEDS
                      TO PUBLIC       DISCOUNTS OR COMMISSIONS       TO COMPANY
                      ---------       ------------------------       ----------

Per share as
offered               $    0.02                None                   $    0.02
by EDI

Total number of
shares being
offered by EDI
(10,000,000)          $ 200,000                None                   $ 200,000

Per share
(Offered by
Certain
Selling
Shareholders)         $    0.02                None                       None

Total shares
offered
by Certain Selling
Shareholders
(1,575,000)           $  31,500                None                       None

Prior to this offering, there has been no public trading market for the common stock. Eco Depot, Inc. ("EDI") common stock is presently not traded on any market or securities exchange.

The quoted price is the initial asking price by the selling shareholders. In the event that a market is created to trade these shares, the shares will be offered at the fixed price of $0.02 per share for the duration of the offering. At present, the selling shareholders have no agreements with any broker/dealer to sell these shares. In the event that shares are sold through a broker/dealer, a standard commission will be paid from the proceeds to that broker/dealer.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________________.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 10. PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Security and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                The date of this prospectus is ___________, 2005

                               TABLE OF CONTENTS


Summary ...................................................................... 8
Offering ..................................................................... 8
Summary of Financial Information ............................................. 9
Risk Factors ................................................................ 10
Forward-Looking Statements................................................... 17
Available Information ....................................................... 17
Use of Proceeds.............................................................. 18
Determination of Offering Price.............................................. 19
Selling Security Holders..................................................... 19
Plan of Distribution......................................................... 20
Legal Proceedings............................................................ 22
Directors, Officers, Promoters, and Control Persons.......................... 22
Security Ownership of Certain Beneficial Owners and Management............... 23
Description of Securities.................................................... 24
Interests of Named Experts and Counsel....................................... 25
Disclosure of Commission Position on Indemnification for Security
Act Liabilities ............................................................. 26
Description of Business...................................................... 26
Plan of Operation............................................................ 34
Description of Property...................................................... 37
Certain Relationships and Related Transactions............................... 37
Market for Common Equity and Related Stockholder Matters..................... 38
Executive Compensation....................................................... 39
Changes in or Disagreements with Accountants Disclosure...................... 39

Financial Statements ................................................... F1 - F9

Until ________, 2005, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               Prospectus Summary

                                 Eco Depot, Inc.

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 10.

Corporate Background

Eco Depot, Inc. ("Eco Depot") was organized on November 2, 2004. Eco Depot has not generated any revenue to date and should be considered as a development stage corporation. Eco Depot is in the business of developing an Internet e-commerce website that will sell a full line of environmentally friendly goods, energy efficient building and construction materials, and sustainable home products. Eco Depot will not manufacture any equipment or goods, but will resell environmentally friendly "green" products from various manufacturers through it proposed website.

Eco Depot's principal office is located at 2311 West 16th, #83, Spokane Washington 99224. Our telephone number is (509) 482-1154 and our facsimile number is (509) 921-5605.

                                  The Offering
                                  ------------

Securities being Offered by        Up to 11,575,000 shares of common stock.
Selling Shareholders, Common       1,575,000 common shares being offered by
Stock, par value $0.001            selling shareholders.  10,000,000 shares
                                   of common stock being offered by EDI.

Offering Price                     A price per share is set at $0.02 for the
Market for the                     duration of the offering.
Common Shares
                                   There is no public market for the common shares. The price per share is $0.02.
                                   In addition, the offering price for the
                                   shares will remain $0.02 per share until such a time the shares are quoted on the Over- The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices, only after the shares are quoted on either the OTC Bulletin
                                   Board or an exchange.

                                   There is no assurance that Eco Depot will be
                                   able to meet the requirement for a public
                                   listing or quotation of its Common Stock.
                                   Further, even if Eco Depot is able to have
                                   its Common Stock quoted or granted listing,
                                   there is no assurance that a market for the
                                   common shares will develop. If a market
                                   develops, there can be no assurances that
                                   the price of the shares in the market will
                                   be equal to or greater than the price per
                                   share investors pay in this offering; in
                                   fact, the price of our shares in any market
                                   that may develop could be significantly
                                   lower.
Minimum Number of
Shares to be Sold
in this Offering                   None.

Securities Issued
And to be Issued                   Currently 5,575,000 shares of our common
                                   stock are issued and outstanding.
                                   1,575,000 of the currently issued common stock is to be sold under this prospectus by existing shareholders. 10,000,000 common shares are to be sold by EDI. If the maximum number of shares is sold pursuant to this prospectus there will be 15,575,000 shares issued and outstanding.

Use of Proceeds                    Eco Depot will not receive any proceeds from
                                   the sale of the 1,575,000 common stock sold by the selling security shareholders. If all 10,000,000 common shares being offered by EDI are sold the total gross proceeds to EDI would be $200,000. The intended use of the proceeds from EDI's offering will be allocated toward expenditures estimated at
                                   $166,500, Administrative expenses estimated at $18,000. The total expenses associated with this offering; including the preparation of this registration statement has been estimated at $10,500 and are being paid by EDI.

Terms of the Offering              The selling security shareholders will
                                   determine when and how they will sell the common stock being registered in this prospectus.

Offering Period                    The shares are being offered for a period not
                                   to exceed 90 days from the date of the date this Prospectus is effective with the Security and Exchange Commission,unless extended by the Company for an additional
                                   90 days.

You should rely only on the information contained in this prospectus. Eco Depot has not authorized anyone to provide you with information different from that, which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included in this prospectus.

   Income Statement             For the period from November 2, 2004 (Inception)
                                     To September 30, 2005 (audited)
                                     -------------------------------
   Revenues                          $         0
   Net Income (Loss)                 $    (1,372)
   Net Income (Loss) per Share       $         0

   Balance Sheet                     As of September 30, 2005 (audited)
                                     ----------------------------------
   Total Assets                      $    18,378
   Total Liabilities                 $         0
   Shareholders' Equity (Deficit)    $    18,378


                                  RISK FACTORS

Eco Depot considers the following to be all the material risks to an investor regarding this Offering. Eco Depot, Inc. should be viewed as a high-risk investment and speculative in nature. An investment in Eco Depot's common stock may result in a complete loss of the invested amount.

THERE IS SUBSTANTIAL DOUBT ABOUT ECO DEPOT'S ABILITY TO CONTINUE AS A GOING CONCERN

Our auditor's report on our September 2005 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern. Because our officer and director may be unable or unwilling to loan or advance any additional capital to Eco Depot, therefore, you may be investing in a company that will not have the funds necessary to continue its operations.

ECO DEPOT HAS NO OPERATING HISTORY, THUS THE COMPANY CANNOT PREDICT WHETHER IT WILL BE SUCCESSFUL IN REMAINING AN ONGOING CONCERN

Eco Depot is a development stage company that was only recently established in November of 2004. Although Eco Depot has begun the process of setting up a web-site for sale of environmentally friendly goods and products (www.ecodepotinc.com), it has not begun its initial revenue generating operations. There can be no assurance that Eco Depot will ever reach a level of profitability. The revenue and income potential of Eco Depot's proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business or determine whether or not it will remain as a going concern.

ECO DEPOT'S WEBSITE IS NOT YET FULLY DEVELOPED, AS SUCH THERE IS NO ASSURANCE THE COMPANY'S ANTICIPATED BUSINESS OF SELLING ENVIROMENTALLY FRIENDLY PRODUCTS ON-LINE WILL EVER GENERATE REVENUE

Eco Depot faces multiple risks associated with the development of a new and speculative business. The Company has no products, has not provided any services, and has limited assets, $18,378 as of September 30, 2005. In addition, Eco Depot will be subject to numerous risks, expenses, and difficulties typically encountered in the development of new business. There is no assurance that Eco Depot's anticipated business will ever be successful or profitable.

ECO DEPOT'S OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS WILL MORE THAN LIKELY FLUCTUATE SIGNIFICANTLY FAILING TO MEET INVESTORS EXPECTATIONS

If, and when, Eco Depot begins operations, Eco Depot expects significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

   *  Demand for and market acceptance of environmentally friendly products;

   *  Eco Depot's ability to expand its market share;

   *  Competitive factors that affect Eco Depot's pricing structure;

   *  The variety and mix of products Eco Depot anticipates to sells;

   * The timing and magnitude of capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;

   * Conditions specific to the internet industry as well as distribution of environmental products and general economic factors;

   * Changes in generally accepted accounting policies, especially those related to the online sales industry; and

   * New government regulation or legislation related to online sales and distribution of environmental products.

ECO DEPOT IS A START-UP COMPANY WITH LIMITED FUNDS; THEREFORE IT MAY NOT BE CAPABLE OF DEVELOPING ITS PROPOSED BUSINESS INTO A REVENUE GENERATING OPERATION

Eco Depot's ability to develop the business into a revenue generating operation will depend on a number of factors, which include the ability to:

   * Provide environmentally friendly goods, energy efficient building and construction materials, and sustainable home products that are reliable, and cost effective;

   * Market the retail sales of environmentally friendly products that Eco Depot carries on its proposed website effectively;

   * Continue to expand Eco Depot's infrastructure to accommodate growth in the business;

   * Establish relationships with wholesalers and direct suppliers within the environmental goods and products industry that will allow Eco Depot to sell products at a profit;

   *  Hire, retain, and motivate qualified personnel; and

   *  Effectively respond to competition.

If Eco Depot is not successful in meeting these challenges and addressing the risks and uncertainties associated with operating a business with limited funds, Eco Depot would fail and any investment made in the common stock would decline in value or be completely lost.

ECO DEPOT CURRENTLY HAS NO CUSTOMERS; IF THE COMPANY IS UNABLE TO GAIN CUSTOMERS OR DEVELOP A MARKET ACCEPTANCE IN A RELATIVELY SHORT PERIOD OF TIME THE COMPANY WILL FAIL

Selling environmental goods and products "on-line" is a relatively new and emerging market; there can be no assurance that customers will adopt Eco Depot's proposed business. Accordingly, Eco Depot cannot accurately estimate the potential demand for the products Eco Depot anticipates selling.

Eco Depot believes that the acceptance of environmental goods and products will depend on its ability to:

   * Effectively market Eco Depot's website and the environmental goods and products that it anticipates selling;

   * Provide high quality customer support and be able to attract and retain customers;

   * Distribute and price the products in a manner that is engaging to customers;

   * Develop and maintain a favorable reputation among clientele and potential customers; and

   * Have the financial ability to withstand downturns in the general economic conditions or conditions that would slow sales of environmentally friendly goods, energy efficient building and construction materials, and sustainable home products.

IF ECO DEPOT'S PLAN TO SELL ENVIRONMENTALLY FRIENDLY PRODUCTS DIRECTLY TO CUSTOMERS OVER THE INTERNET IS NOT SUCCESSFUL, ECO DEPOT WOULD NOT BE ABLE TO GENERATE REVENUE, AS A RESULT INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT

Eco Depot plans to sell environmentally friendly goods, energy efficient building and construction materials, and sustainable home products directly to customers through its proposed website. The ability to achieve revenue growth in the future will depend on the ability to develop and maintain an effective website that will attract customers, the ability to hire qualified sales and technical personnel, and offer new environmentally friendly products. In addition, Eco Depot is dependent on several factors relating to the Internet as a whole, including the relatively new and unproven nature the Internet as a medium is for commerce. Although sales over the Internet have continued to develop and grow over the past few years the Internet is a developing market and long-term acceptance of the Internet as a sales medium has not been statistically proven. Only recently have a few select companies shown a reasonable profit through Internet business sales and commerce; there can be no assurance that a trend towards profitability will continue or be sustained by Eco Depot, of which would result in complete loss in its common share value.

IN THE FUTURE ECO DEPOT WILL BE REQUIRED TO INCREASE ITS OPERATING EXPENSES IN ORDER TO GROW; ANY INCREASE OF EXPENSES THAT IS NOT OFFSET WITH REVENUE WILL RESULT IN LOSSES TO THE COMPANY

Eco Depot plans to increase operating expenses in order to bring about and support higher sales of environmentally friendly goods, energy efficient building and construction materials, and sustainable home products, which will result in losses that Eco Depot may not be able to offset with revenues. Specifically, Eco Depot plans to increase operating expenses to expand sales and marketing operations. If revenue falls below our expectations in any quarter and Eco Depot is not able to quickly reduce spending in response, Eco Depot's operations will be adversely affected and may result in significant losses.

ECO DEPOT WILL NEED ADDITIONAL CAPITAL, CURRENTLY ESTIMATED AT $200,000, TO EXPAND ITS PROPOSED BUSINESS AND REMAIN AS A GOING CONCERN, WITHOUT WHICH, THE COMPANY WOULD FAIL

As of September, 2005 the Company had $18,378 of cash on hand and available. Eco Depot anticipates expenses of approximately $10,500 relating to this offering.

The remaining proceeds after the expenses relating to this offering have been estimated at $7,000. This estimated capital will be expended on continuing the development of the website (estimated at $4,500), beginning the initial phases of the marketing plan ($1,500), and administrative expenses ($1,000). The future expansion of the business, beyond the initial development stages, as described above will require significant capital to fund anticipated operating losses, working capital needs, marketing, and capital expenditures, estimated at $200,000. (See "Use of Proceeds" herein.)

Although, management believes during the next twelve months, Eco Depot will be able to meet its cash requirements, there can be no assurance Eco Depot will be successful in raising future proceeds or that its proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital, whether an inability to raise funds or generate revenue, would adversely impact the progress and development of the business.

Future equity or debt financing may not be available to Eco Depot on favorable terms, or perhaps may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as Eco Depot. Eco Depot's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

ECO DEPOT WILL ENCOUNTER INTENSE COMPETITION, WHICH COULD LEAD TO GREATER EXPENSES IN ESTABLISHING A POSITION WITHIN THE MARKETPLACE; IF THE COMPANY IS UNABLE TO MEET THE DEMAND OF THESE EXPENSES THE BUSINESS WOULD FAIL

Eco Depot will face intense competition from other businesses that sell and distribute environmentally friendly goods, energy efficient building and construction materials, and sustainable home products including Internet distributors and companies with store front sales of environmental products. These competitors will have longer operating histories, greater brand name recognition, and larger installed customer bases. Competition will pose the following hurdles to the success of Eco Depot:

   * The established competition will have significantly more financial resources, R&D facilities, and marketing experience than those of Eco Depot. The competition may create future developments that will render the Company's proposed business plan obsolete;

   * Eco Depot anticipates competition from new entrants into its targeted industry segment. The Company believes that demand for environmentally friendly goods and products will grow. As this occurs, Eco Depot expects competition to become more intense and there can be no guarantee the Company will be able to remain competitive with new entries into the market;

   * Eco Depot will likely need to obtain and maintain certain technical, trademark, and patent advantages over its competitors. Maintaining such advantages will require a continued high level of investment by the Company in R&D, marketing, sales, and customer support;

   * There can be no assurance that Eco Depot will have sufficient resources to maintain its R&D, marketing, sales, and customer support efforts on a competitive basis, or that the Company will be able to make the technological advances necessary to maintain a competitive advantage with respect to proposed business; and

   * Increased competition could result in price reductions, fewer product orders, obsolete technology, and reduced operating margins, any of which could materially and adversely affect the Company's business, financial condition, and results of operations.

ECO DEPOT WILL DEPEND UPON THIRD PARTIES FOR THE SUCCESS OF ITS FUTURE BUSINESS, WHICH COULD LEAD TO OPERATIONAL DELAYS AND ADDITITIONAL EXPENSES THAT THE COMPANY MAY NOT BE ABLE TO OVERCOME RESULTING IN THE BUSINESS TO FAIL

Eco Depot's future performance will depend upon its ability to market and deliver environmentally friendly goods, energy efficient building and construction materials, and sustainable home products through its proposed website. In this regard, Eco Depot may contract with third-party web designers and marketing consultants and delivery companies. However, the Company has no guarantee that the third party's capacity will be sufficient to meet the demand for the Company's business in terms of quality and delivery. If the third party cannot meet the Company's demands, there can be no assurance that Eco Depot will ever achieve revenues or have profitable operations.

ECO DEPOT IS DEPENDENT ON KEY PERSONNEL AND ANY TURNOVER COULD SERIOUSLY IMPEDE THE SUCCESS OF THE BUSINESS

Eco Depot success and execution of its business strategy will depend significantly upon the continuing contributions of, and on its ability to attract, train, and retain qualified personnel. In this regard, the Company is particularly dependent upon the services of Nadine Sullivan, its President and Director. Eco Depot does not have an employment agreement with its sole officer, and as a result there is no assurance that Nadine Sullivan will continue to manage Eco Depot in the future. The loss of the services of its Officer, or in the future any key employees would have a material adverse impact on the further development of Eco Depot's business.

THE OFFICER AND DIRECTOR, NADINE SULLIVAN, IS EMPLOYED ELSEWHERE; THIS MAY CREATE A TIME CONFLICT OF INTEREST BETWEEN HER AND ECO DEPOT, INC., WHICH COULD JEOPARDIZE FUTURE DEVELOPMENT OF ECO DEPOT

Ms. Sullivan, the Officer/Director, is currently employed elsewhere and only plans to devote up to a maximum of fifteen hours per week to the development of the Eco Depot's business, but unforeseen conflicts may result in taking time away from the furtherance of Eco Depot's business, which would negatively impact the development of the Company. Ms. Sullivan may choose to return to full-time employment in the future, but at the present time, no plans or timeframes to do so exist.

THE LIMITED EXPERIENCE OF ECO DEPOT'S CURRENT MANAGEMENT COULD HINDER OPERATIONS AND THEREFORE LIMIT ANY POTENTIAL GROWTH OR PROFITABILITY OF THE COMPANY

Current management of Eco Depot has had limited experience in the start-up and development of an Internet online retail business. The lack of experience of the current Officer of the Company may prevent the Company from achieving growth and/or profitability in the future.

ECO DEPOT CURRENTLY HAS ONE DIRECTOR, NADINE SULLIVAN, WHOM HAVE SIGNIFICANT CONTROL ON ALL MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL WHICH COULD RESULT IN CORPORATE DECISIONS THAT NEGATIVELY IMPACT OTHER SHAREHOLDERS

Currently, Nadine Sullivan owns 71.7% of Eco Depot's issued and outstanding common stock. As a result, she has significant control on the outcome of all matters submitted to a vote by stockholders, which may include the election of directors, amendments to the certificate of incorporation, and approval of significant corporate transactions.

NO DIVIDEND IS PAID BY ECO DEPOT TO ITS HOLDERS OF COMMON SHARES AND NO DIVIDEND IS ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE, WHICH MAY DETER POTENTIAL INVESTORS FROM INVESTING IN ITS COMMON STOCK AND PREVENT HOLDERS OF ITS COMMON STOCK FROM SELLING THEIR SHARES IN THE FUTURE

Eco Depot has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future; this may prevent investors from investing in Eco Depot in the future and prevent shareholders of the common stock from ever selling their shares because of the lack of buyers.

INVESTORS WILL PAY MORE FOR ECO DEPOT'S COMMON STOCK THAN THE PRO RATA PORTION OF THE COMPANY'S ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS TO SHAREHOLDERS

The arbitrary offering price of $0.02 per common share as determined herein, is substantially higher than the net tangible book value per share of Eco Depot's common stock. Eco Depot's assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

ECO DEPOT HAS NO PUBLIC MARKET FOR ITS STOCK AND THERE IS NO ASSURANCE ONE WILL EVER DEVELOP; IF A MARKET DOES NOT DEVELOP SHAREHOLDERS MAY NOT BE ABLE TO EVER SELL THEIR SHARES RESULTING IN A COMPLETE LOSS OF THEIR INVESTMENT

There is no public market for Eco Depot's shares of common stock. Selling shareholders will still be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

There is no assurance that Eco Depot will be able to meet the requirement for a public listing. Further, even if Eco Depot is able to have its Common Stock quoted or granted listing, there is no assurance that a market for the common shares will develop the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower.

Currently Eco Depot has eight shareholders and there is no guarantee that additional investors will purchase Eco Depot's common stock.

VIRTUALLY ALL OF ECO DEPOT'S SHAREHOLDERS WILL BE SELLING ALL OF THEIR SHARES, WHICH COULD NEGATIVELY IMPACT THE SHARE PRICE

The selling shareholders may sell or attempt to sell all of their shares being registered herein; as a result, the price of the stock may fall. Eco Depot has a limited number of shares issued and outstanding. Sale of any significant amount of shares into the market would depress the share price and the share price may not appreciate thereafter.

FORWARD-LOOKING STATEMENTS

Most of the matters discussed within this Registration Statement include forward-looking statements on Eco Depot's current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based on the Company's current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary significantly from those discussed in the forward-looking statements.

These forward-looking statements may include, among other things:

   * Obtaining and expanding market acceptance of the products Eco Depot offers through its proposed Internet website;

   * Forecasting the acceptance of environmentally friendly goods, energy efficient building and construction materials, and sustainable home products over the Internet medium; and

   * Competition and competitive influences within Eco Depot's proposed marketplace.

These forward-looking statements are made as of the date of this Prospectus, and Eco Depot, Inc. assumes no obligation to explain the reason why actual results may differ because of the highly speculative nature of Eco Depot's proposed business strategy. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this Prospectus might not occur.

AVAILABLE INFORMATION

Eco Depot filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Eco Depot, Inc. and the securities in this offering, Eco Depot refers you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

As of the effective date of this prospectus, Eco Depot has become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, Eco Depot will be required to file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Website located at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission.

Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Eco Depot, Inc., 2311 West 16th, #83, Spokane, WA 99224.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

-----------------------       ----------   ----------   ----------   ----------
                               If 25% of    If 50% of    If 75% of   If 100% of
                               Shares       Shares       Shares      Shares
                               are Sold     are Sold     are Sold    are Sold
-----------------------       ----------   ----------   ----------   ----------
Gross Proceeds
from this Offering             $ 50,000     $100,000     $150,000     $200,000
                               ========     ========     ========     ========
                               --------     --------     --------     --------
Less:
Offering Expenses
                               --------     --------     --------     --------
-Legal& Accounting                8,000        8,000        8,000        8,000
                               --------     --------     --------     --------
-SEC Filing Fees                  1,000        1,000        1,000        1,000
                               --------     --------     --------     --------
Postage/Printing                  1,500        1,500        1,500        1,500
                               --------     --------     --------     --------
Total                          $ 10,500     $ 10,500     $ 10,500     $ 10,500
                               --------     --------     --------     --------
Less:
Business Development
                               --------     --------     --------     --------
-Web Development                 12,000       35,000       54,900       75,150
                               --------     --------     --------     --------
-Marketing                       18,000       42,000       67,100       91,850
                               --------     --------     --------     --------
Total                          $ 30,000     $ 77,000     $122,000     $167,000
                               --------     --------     --------     --------
Less:
Admin. Expenses
                               --------     --------     --------     --------
-Corp. State Fees                   500          500          500          500
                               --------     --------     --------     --------
-Transfer Agent                   2,000        2,000        2,000        2,000
                               --------     --------     --------     --------
-Telephone/Printing/              7,000       10,000       15,000       20,000
  Mail/Office
                               --------     --------     --------     --------
Total                          $  9,500     $ 12,500     $ 17,500     $ 22,500
                               --------     --------     --------     --------
Totals                         $ 50,000     $100,000     $150,000     $200,000
                               ========     ========     ========     ========
-----------------------       ----------   ----------   ----------   ----------
Investors must be aware that the above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

Currently, there is no established public market for our common shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Eco Depot in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    Our lack of operating history;
     *    Proceeds to be raised by this offering;
     * The amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing Stockholders; and
     *    Our cash requirements.

In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price considered for the shares.

SELLING SECURITY HOLDERS

The following table sets forth information as of September 30, 2005 with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock AND are selling their shares in the concurrent offering.

NOTE: Our sole office and director, Nadine Sullivan, as of the date of this Prospectus owns 4,000,000 common shares, which are subject to Rule 144 restrictions.

Selling shareholders will still be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. To date, there have been no steps taken to list Eco Depot's common stock on any public exchange for listing.

The percentages determined in these calculations are based upon 5,575,000 of our common shares issued and outstanding as of the date of this Prospectus. The table set forth below shows the number of shares and percentage before and after the public offering.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

 Name of          Shares       Percentage    Total of      Total      Percentage
Selling           Owned Prior  Owned Prior   Shares        Shares     Owned
Security          to This      to This       Offered       After      After
Holder            Offering     Offering      For Sale      Offering   Offering

--------------------------------------------------------------------------------
James Bell         275,000       4.9%        275,000         0         0.0%
James Giachetti    275,000       4.9%        275,000         0         0.0%
Gloria King        200,000       3.6%        200,000         0         0.0%
Justin Miller      200,000       3.6%        200,000         0         0.0%
James Orr          225,000       4.0%        225,000         0         0.0%
Dave Taigen        200,000       3.6%        200,000         0         0.0%
Jeff Trudeau       200,000       3.6%        200,000         0         0.0%
================================================================================
Selling Security
 Holders as a
 Group           1,575,000      28.3%      1,575,000         0         0.0%

The selling security holders, as a group, are hereby registering 1,575,000 common shares, of which after the effective date of this registration statement, they may sell at any time.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, has given certain undertakings in Part II of the Registration statement of which this registration statement is a part of, which in general, Eco Depot commit to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Eco Depot will not receive any of the proceeds from such sales. Eco Depot is bearing all expenses in connection with the registration of the shares of the selling security holders estimated at $10,500.

Excluding the mentioned officer and director herein, to our knowledge, none of the selling shareholders:

1. Has had a material relationship with Eco Depot, Inc. other than as a shareholder, as noted above at any time since inception, November 2004; or

2.   Has ever been an officer or director of Eco Depot, Inc.

PLAN OF DISTRIBUTION

General

We are offering 10,000,000 shares on a self-underwritten basis. The offering price has been set at $0.02 per share for the duration of the offering.

A group of selling shareholders is endeavoring to sell their shares of common stock at the same time and at the same price per share. Currently, the percentage of the total outstanding common stock being offered by the selling shareholders is approximately 28% based upon 5,575,000 of our common shares that are issued and outstanding as of the date of this Prospectus. Eco Depot, Inc. will not receive the proceeds from the sale of the shares by the selling security holders.

We will sell the shares only through Nadine Sullivan, our president and a director. Ms. Sullivan will receive no commission from the sale of any shares. She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/-dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs
     (a)(4)(i) or (a)(4)(iii).

Ms. Sullivan is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our president and a director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Ms. Sullivan has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Ms. Sullivan is not selling any of her shares in this offering and has not sold any during the last twelve months.

Only after our prospectus is effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We confirm that we have not engaged and will not be engaging a finder in connection with this offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.   Execute and deliver a subscription agreement; and
2.   Deliver a check or certified funds to us for acceptance or rejection.

All checks or money orders for subscriptions must be made payable to "ECO DEPOT, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

Eco Depot, Inc. is not a party to or aware of any threatened litigation of a material nature.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with Eco Depot upon completion of the offering.

Name               Age          Term Served             Title
-----              ---          -----------             -----
Nadine Sullivan    61           Since inception          President, Director and
                                                         Chief Financial Officer

The above persons may be deemed a "promoter" of Eco Depot, Inc. as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director.

Officer and Director Background:

Nadine Sullivan: President and Director. Since June of 1994 owned and operated W.O.W. Pollution Control Systems. Nadine is in charge of the day to day operations of the company and does all of the EDI Government Bidding as well as inside sales. The company changed names in 1999 to W.O.W. Energy Systems to reflect the entry into the renewable energy market. The name changed again in 2003 to Eco Depot (Washington State Corporation) as the company expanded into green building supplies. She Graduated in 1965 from Eastern Washington University with a degree in Education and received her 5th year from Portland State University in 1968. Ms. Sullivan currently anticipates devoting at most fifteen hours to the development of the Company per month, as she has other business interests beyond Eco Depot, Inc.

Currently Eco Depot has no employees other than the current officer and director, Nadine Sullivan, which may create potential conflicts of interest. The Officer anticipates devoting, at a, minimum fifteen hours per month to the furtherance of Eco Depot over the next twelve months. The above times are estimations that will likely increase within the next twelve months as Eco Depot continues to develop its proposed business plan as set forth herein. However, there is no guarantee that we will be successful in developing the business as we are subject to the many risks described in this Registration Statement beginning on page 10.

Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. The next such meeting is scheduled for November 2005. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

No executive Officer or Director of Eco Depot has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive Officer or Director of Eco Depot is the subject of any pending legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as it relates to our named Director and executive Officer, and each person known to Eco Depot to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position                Shares             Percent            Security
-----------------                ------             -------            --------
Nadine Sullivan
President and Director          4,000,000             71.7%              Common
================================================================================
Officers and Directors as
a Group (2)                     4,000,000             71.7%              Common

Nadine Sullivan address is 2311 West 16th, #83, Spokane, Washington 99224.

The above referenced common shares were paid for and issued in November 2004, for consideration of $0.001 per share total consideration of $4,000.

DESCRIPTION OF SECURITIES

The following statements set forth summaries of the material provisions of our Certificate of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws, which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Eco Depot's Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $.001 par value per share. As of the date of this Prospectus, there are 5,575,000 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution, or winding up of Eco Depot, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of Common Stock do not have preemptive rights. In the future, preemptive rights may be granted by way of amendment of Eco Depot's articles of incorporation, which would require a vote by the board of directors and shareholders on such matter.

Preferred Stock

Eco Depot has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the shareholders and the board of directors.

Options and Warrants

Eco Depot does not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants for Eco Depot.

Dividend Policy

Eco Depot has not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that Eco Depot will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws.

Transfer Agent

Currently, Eco Depot has no Transfer Agent.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of Eco Depot, Inc. for the period from inception on November 2, 2004 to September 30, 2005 included in this prospectus have been audited by Kyle L. Tingle, CPA, LLC, Las Vegas Nevada, independent certified public accountant, as indicated in his report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

The validity of the issuance of the common stock offered in this offering will be passed upon for Eco Depot, Inc. by Timothy S. Orr, Attorney at Law and is included in this prospectus.

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officer are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION OF BUSINESS

General

Eco Depot, Inc. was incorporated on November 2, 2004. Eco Depot is a development stage company that plans to sell a full line of environmentally friendly goods, specifically "green products" energy efficient building and construction materials, and sustainable home products. Eco Depot will not manufacture any equipment or goods, but will resell environmentally friendly products from various manufacturers.

The environmental industry as defined by Organization for Economic Co-operation and Development("OECD") and Eurostat (1999) is comprised of three main sectors:

     1.)  Pollution Management;
     2.)  Resources Management;
     3.)  Cleaner Technologies and Products.

In general, the pollution management sector includes air pollution, waste water treatment, and waste management products, systems and services. Resource management sector includes potable water treatment and distribution, recycled material, renewable energy plants, and nature protection activities. Cleaner technologies and products sector generally includes efficient products that are designed to decrease material inputs, improve product quality, reduce energy consumption, minimize waste, reduce emission during use, or some combination of these.

Eco Depot, Inc. plans to develop and market an e-commerce enabled website which will attract prospective industrial clientele, businesses, municipalities and individual customers seeking cleaner technologies and products. Goods and products specifically marketed within the cleaner products sector are generally referred to as "green products." Specifically, the Company plans to market and sell through its website goods and products that are defined as "green." Green Products According to the 2003 GreenSpec Directory, from the editors of Environmental Building News, goods or products must meet the following standards to be considered "green."

Green Products

According to the 2003 GreenSpec Directory, from the editors of Environmental Building News, goods or products must meet the following standards to be considered "green."

1.     Products made with salvaged, recycled or agricultural waste content.

          * Salvaged products
          * Products with post-consumer recycled content
          * Products with post-industrial recycled content
          * Products made from agricultural waste material

 2. Products that conserve natural resources

          * Products that reduce material use
          * Products with exceptional durability or low maintenance requirements
          * Certified wood products
          * Rapidly renewable products

 3. Products that avoid toxic or other emissions

          * Natural or minimally processed products
          * Alternatives to conventional preservation-treated wood
          * Alternatives to ozone-depleting substances
          * Alternatives to products made from PVC
          * Alternatives to other components considered hazardous
          * Products that reduce or eliminate pesticide treatments
          * Products that reduce pollution or waste from operations

4. Products that reduce environmental impacts during construction,demolition or renovation.

          * Products that reduce the impacts of new construction
          * Products that reduce the impacts of demolition
          * Products that reduce the impacts of renovation

 5. Products that save energy or water

          * Building components that reduce heating and cooling loads
          * Equipment that conserves energy
          * Renewable energy and fuel cell equipment
          * Fixtures and equipment that conserve water.

 6. Products that contribute to a safe, healthy indoor environment

          * Products that do not release significant pollutants into the building
          * Products that block the introduction, development or spread of indoor contaminants

          * Products that remove indoor pollutants
          * Products that warn occupants of health hazards in the building
          * Products that improve light quality.

Management believes that environmentally friendly products, specifically green products will become increasingly popular as more and more of these products are introduced into the marketplace. The Company plans to profit from this by selling quality environmentally friendly "green" goods and products through its proposed Internet website (www.ecodepotinc.com).

At this time government approval is not necessary for our business, and Eco Depot is unaware of any significant government regulations that may impact its proposed business within the e-commerce marketplace.

Eco Depot has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers.

The Company's mailing address is 2311 West 16th, #83, Spokane, Washington 99224. The telephone number of our principal executive office is (509) 482-1154. The fax number is (509) 921-5605.

Environmental "Green" Goods and Products

Eco Depot plans to offer innovative "green" products on its website such as recycled paper counter tops, environmentally friendly paints, and recycled glass tiles. As of the date of this prospectus Eco Depot has begun the initial development of its website (www.ecodepotinc.com.) Below are examples of environmental "green" goods and products currently listed on the Company's website with a brief description of the product. As of the date of this prospectus the Company has no contract or agreement or any other arrangement with any manufacturer or distributor of environmental goods or products listed on it website.

PaperStone: This product has a 100% water based resin system and uses a proprietary paper that is guaranteed a minimum of 50% post consumer recycled paper. It is designed to give the beauty of stone, the strength of steel, with ease of workmanship.

Environ Biocomposite: Environ biocomposite is a highly engineered, patented blend of recycled paper products, bio-based resins and color additives. The material is created from recycled products and rapidly renewable resources, thereby preserving limited and diminishing natural resources. Environ biocomposite does not contain hazardous or toxic substances; it does not give off formaldehyde and meets EPA VOC requirement. It is a decorative material with a natural granite appearance that can be used where the appearance of stone and the workability of wood are desirable.

Eco-Shake (by Re-New Wood, Inc.): The shakes are made from recycled vinyl/cellulose (wood) and have the appearance of cedar shakes, they are lightweight, fire and wind resistant, resist freeze thaw cycles and extreme heat & humidity, resist mold, mildew and fungus, UV protected-fade resistant, install like wood shakes and require minimal maintenance.


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


Tandus' C&A Floor covering: Carpet manufacturer with the EPP (Environmentally Preferable Product) certification for its entire line of modular carpet. Currently, this is the industry's only carpet made with a cushioned recycled-content secondary backing.

D & M EcoWood: D &M's EcoWood(R) product line sets the industry standard for bamboo floors in quality, beauty and performance. Bamboo is a grass, not wood. It produces new shoots each year and is individually harvested from controlled forests within 4 to 5 years. Since it is a fast growing and replenishable, it won't hurt our rainforests. Furthermore, they use Mao Zhu (hairy bamboo) for the D & M products, one of the hundreds of bamboo species not consumed by pandas.

Marmoleum: Natural product made from linseed oil, woodflour, pine rosin, jute and limestone. Once installed, Marmoleum is hygienic and anti-static. It is completely biologically degradable.

UltraTouch Natural Cotton Fiber insulation: UltraTouch is made from high quality natural fibers. UltraTouch contains 85% post-industrial recycled natural fibers making it an ideal choice for anyone looking to use a high quality sustainable building material. These fibers contain inherent qualities that provide for extremely effective sound absorption and maximum thermal performance. UltraTouch contains no chemical irritants and requires no warning labels compared to other traditional products. There are no VOC concerns when using UltraTouch, as it is safe for you and the environment.

Purecoat: Low odor, no VOCs and *Microban(R): Paint with low odor and no VOCs combined with all the application characteristics and features professionals expect from top quality interior acrylic paint products. This solvent free, non-polluting finish is friendly to the environment and ideal for use hospitals, schools, hotels, offices and more where odor is a concern, yet durability is a must.

Microban(R) Antimicrobial Protection: Microban inhibits the growth of microorganisms (bacteria, mold and mildew) that can cause odors, stains, and deterioration of the paint film. Microban is built-in to the paint during the manufacturing process, Microban(R) Protection will not wash or wear off, providing non-stop protection for the life of the paint film.

SuperSeal: 40 year no leak warranty provides economical waterproofing solutions:
SuperSeal dimpled membrane (foundation protection); Superdrain 5200; Superdrain; 8400; Dimpled mesh (ventilation and isolation of damp interior walls); Tile Sub-floor Geo (wall or floor sub-base); Tile Sub-floor (tile or laminate); Sub-floor Plus Foam (sound and dampness control);and Tunnel Drainage

The above products are currently displayed on the Eco Depot website (www.ecodepotinc.com) however; they are displayed herein for the sole purpose of providing examples of "green" goods and product, which the Company indents to sell through its proposed internet site. As of the date of this prospectus, investors must be aware that the website is not completed and if it should become completed Eco Depot cannot provide any assurance or guarantee that the above products will be sold on the website. Moreover, investors must be aware that Eco Depot has no agreement, contract or other arrangement with the above suppliers to sell the products on the website.

Internet Industry

The distribution of products over the Internet is one of the fastest growing business segments in the world. Management believes that with the proper marketing campaign, Eco Depot's E-commerce enabled website can develop into a profitable business selling industrial clientele, businesses, municipalities and individuals.

Marketing and Strategy

Target Market

Marketing

Eco Depot is currently in the process of developing an Internet website with full electronic commerce capabilities, which will be used to offer our products for sale to the consumer (www.ecodepotinc.com). Eco Depot plans to promote the website and products listed by conventional advertising and marketing. Marketing programs will require the bulk of capital expenditure during the initial phases of Eco Depot's business development. Marketing strategies will be designed to ultimately get consumers to Eco Depot's website. The Company plans to accomplish this through various means including, but not limited to, radio and print media, and Internet advertising. In addition, Eco Depot intends to increase customer awareness and demand for environmentally friendly products by implementing advertising and promotional campaigns addressed directly to industrial clientele, businesses, municipalities and individual customers whom are involved in the environmental industry, specifically those within the cleaner technologies and products sector. Management believes that direct marketing will provide an effective method for selling products and provide the capability to measure results of sales.

The Company's objective will be to build customer awareness of Eco Depot's business, specifically targeting industrial clientele and businesses, as well as the individual customer. Eco Depot will focus on continually seeking to acquire new visitors to its website at www.ecodepotinc.com. Management believes one of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Eco Depot's online campaigns will likely target sites that generate high traffic from Internet users who fit Eco Depot's customer profile. In order to create this market presence and increase customer awareness, Eco Depot intends to promote our website on the most effective search engines, directories, and promotional sites the Internet offers. However, to date, there have been no arrangements or negotiations with any company regarding any alliance of any kind, for the above stated marketing strategies.

It is important to note that Eco Depot has not yet fully developed our website, and there can be no assurance that Eco Depot will be able to implement any marketing campaigns and strategies successfully.


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


While listing a website with search engines and promotional websites will be a high priority for the foundation of Eco Depot's marketing campaign, targeted links with websites of similar interest will likely be another method management will employ to obtain visitors that are interested in Eco Depot's products on its website such as environmental conscious type businesses, including but not limited to websites and vendors that sell/distribute environmental goods and products.

Eco Depot plans to search for websites that are of similar interest to our target audience in order to place targeted links. These links will have the potential to increase targeted traffic to Eco Depot's website at a relatively nominal fee. Moreover, Eco Depot intends to design a professional banner and place it with various websites on a "reciprocal" basis and may also purchase commercial online ad banners on highly trafficked websites that appeal to Eco Depot's target audience. Eco Depot plans to work with a third party company to send electronic message postings about our offerings in the various online communities that are visited by our target audience. To date, no specific arrangements or negotiations have been made with any such company.

Products

Eco Depot does not manufacture or design any products. Rather Eco Depot plans to develop an on-line retail business of selling environmental friendly "green" goods and products through an Internet website (See Environmental Goods and Products within the "Business Description" above for examples of such goods.) The website itself will be structured to host a comprehensive multi-distributor catalog from which consumers can shop for a variety of "green products."

As of September 2005: Eco Depot has secured the domain name
"www.ecodepotinc.com" and has begun the initial development of its web page. At this time the website is not complete.

Fourth Quarter 2005: Eco Depot plans to continue to develop the website by adding product lines to the site. The product lines will represent manufacturers of "green products" that are environmentally friendly. The product lines will generally include goods and products within the construction industry. By the end of the fourth quarter Eco Depot plans to have shopping cart availability on its website. The cost to accomplish these tasks has been estimated at $4,500.

First/Second Quarter 2006: Eco Depot plans the completed website, (estimated to be completed within 12 months), to have multiple product lines that customers can readily navigate through given them an opportunity to shop and compare the product lines on Eco Depot's website. Each of the product lines will display specific products such as flooring, insulation, countertops, and other environmental goods and products.

Once the website is completed, over the subsequent twelve months, Eco Depot plans to implement a marketing campaign directed specifically at building traffic "potential buyers" to its website. For this purpose management anticipates employing a third party who specializes in increasing web traffic to websites, such as PerfectTraffic.com, WebSiteTraffic.com and/or HitWise.com. Management anticipates the cost for such a service who can guarantee visitors to its website will cost approximately $ 200 to $300 per month for every 50,000 visitors. However, even if Eco Depot is successful in developing its proposed website and contracting a third party to increase web traffic there can be no guarantee or assurance that individuals will buy any of the products listed on Eco Depot's website.

No guarantees or assurances can be made by Eco Depot that it will accomplish its goals within the dates specified or cost the amount estimated by the Company. Moreover, management has no current plan to substitute any additional products or services except those described herein (environmentally friendly goods and products). No guarantee or assurance can be made that Eco Depot's proposed business model will be effective in distributing these products.

The website will be designed to meet Eco Depots' strategy of providing a broad selection of environmentally friendly goods and products from multiple manufactures and distributors.

Potential investors should realize that as of the date of this Prospectus, Eco Depot is currently in the process of developing the Internet website and at this time it is not fully operational.

Even if Eco Depot is successful in developing and ultimately launching its proposed website (www.ecodepotinc.com), it's future success will be dependent on several critical factors including, but not limited to, successfully raising capital, market acceptance, and management's continued focus on the development of the business. Furthermore, Eco Depot cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan. (See Risk Factors, beginning on page 10.)

Website

The proposed website will display a variety of environmental friendly "green" goods and products to one website, where shoppers will be able to take advantage of the convenience of one-stop shopping.

The website will be the core of Eco Depot's business. It will be designed to provide consumers with quality information and solutions, where they can obtain informative product data and comparisons for their environmental needs at one site.

The key for successfully developing the website will be heavily dependent on the ability of management to establish relationships with manufacturers and distributors of environmental goods and products. To date, no specific relationship has been made between Eco Depot and any manufacturer, supplier and/or distributor of environmentally friendly products. Furthermore, Eco Depot must be able to attract large numbers of potential buyers of environmentally friendly goods and products consistently to the site and offer products that are appealing. Management believes this can be accomplished through aggressive marketing campaigns as detailed above in "Marketing and Strategy". However, no guarantee can be given that Eco Depot will be able to attract large numbers of buyers to its proposed website.


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


Currently Eco Depot does not have any arrangements with any manufacturer, producer or supplier of environmental goods or products, any storage facilities, or any delivery organizations.

Eco Depot believes by providing a broad selection of quality products along with detailed information about the products through its proposed website, it will be able to compete within the growing marketplace for environmental goods and products.

Current Market Conditions

Management believes that the Internet as a medium for conducting business will continue to grow, particularly with the retail sales of environmental goods and products. In the Seminar on trade liberalization in Environmental Goods and Services, TERI, 16 May 2003, *OECD estimated that the global market for environmental goods and services at approximately 550 billion dollar industry and that the environmental industry is set to grow at 5% annually.

* OECD is the Organization for Economic Co-operation and Development. The OECD groups 30 member countries sharing a commitment to democratic government and the market economy. Their website address is www.oecd.org.

There can be no assurance that the Company is correct in its diagnosis of the future market of the environmental industry and as such each potential investor should conduct his/her own research of the environmental goods and products marketplace.

Employees

Eco Depot, Inc. has no employees. Presently, Nadine Sullivan, officer/director, plan to devote approximately 15 hours per month, on the business.

Competition

The environmental goods and products market will continue to evolve and is extremely competitive, with competition likely to develop and intensify in the future. Management believes that it will be able to compete within the market by providing a high quality, user friendly website, where customers will be comfortable in purchasing environmental goods and products. However, Eco Depot currently has not fully developed its website and there can be no assurance that the Company will be able to develop a website to which consumers will be receptive. In addition, there are competitors that are already well established and have greater financial resources than those of Eco Depot. Eco Depot would likely not be able to compete with these established companies if they expanded their business into on-line sales of environmental goods and products directly related to the Company's proposed business. Also, additional start-up companies may exist seeking to capitalize within the same marketplace that Eco Depot anticipates profiting from, which would present additional competition to the Company that it may not be able to overcome, resulting in failure of the business plan.

Although the market is highly competitive Eco Depot believes there are significant market opportunities for the sales of Environmental goods and products through the Internet. Management believes it will be able to set itself apart by focusing its resources on marketing and providing a comprehensive distributor catalog on a website that is easy to navigate and provides quality information pertaining to the environmental industry as it relates to goods and products. In general Eco Depot's objective for the shopper is to provide solutions through a broad choice of quality green products along with detailed information on each product listed on the website. Currently, Eco Depot has not fully developed its website (www.ecodepotinc.com).

The information within this registration statement focuses primarily on details regarding environmental goods and products and not on the environmental industry as a whole in which Eco Depot plans to operate. Potential investors should conduct their own separate investigation of the environmental industry in order to obtain a broader insight in assessing Eco Depot's future business prospects.

Patents

Eco Depot, Inc. holds no patents.

Government Regulation

Government approval is not necessary for our business, and it is anticipated that government regulations will have little or no effect on Eco Depot's proposed business.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with Eco Depot's financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Company Overview

Eco Depot was organized on November 2, 2004, and has not yet commenced any revenue-generating operations. Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever be listed or quoted in the future or ever have a market develop for its common stock.

Plan of Operations - General

Our plan of operations is to sell environmental friendly goods and products/green products though an internet website (www.ecodepotinc.com).

As of September 30, 2005 Eco Depot had $18,378 of cash on hand and available for expenses. Management believes this amount will satisfy the cash requirements of Eco Depot for the next twelve months or until such a time additional proceeds are raised. Eco Depot plans to satisfy our future cash requirements by additional equity financing. This will be in the form of private placements of common stock. There is no additional offering in the works at present. There can be no assurance that Eco Depot will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the website and marketing campaigns, as well as legal and accounting fees. Eco Depot depends upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that Eco Depot will be successful in raising the capital the company requires. Management believes that if subsequent private placements are successful, Eco Depot will be able to generate revenue from online sales of environmentally friendly goods and products and achieve liquidity within the following twelve to fourteen months thereof. However, investors should be aware that this is based upon speculation and there can be no assurance that the Eco Depot will ever be able reach a level of profitability.

As of the date of this registration statement Eco Depot has not generated any revenue through its proposed business. To date all proceeds received by Eco Depot were a result of the sale of its common stock.

Eco Depot does not anticipate any significant research of any products. The Company does not expect the purchase or sale of plant or any significant equipment, and Eco Depot does not anticipate any change in the number of employees in the next twelve months. Eco Depot has no current material commitments. Eco Depot has not generated any revenue since its inception.

Eco Depot has no current plans, preliminary or otherwise, to merge with any other entity.

Eco Depot is still considered to be a development stage company with no revenue. As such, Eco Depot's future success will be dependent upon raising additional capital through placement of our common stock in order to continue with the business plan. There can be no assurance that Eco Depot will be successful in raising the capital it requires through the sale of our common stock in order to continue as a going concern.

As of September 2005 Eco Depot had allocated $4,500 towards the development of its proposed website. Eco Depot anticipates the total cost associated with filing this registrations statement to be $10,500.

The following step will need to be accomplished in order for Eco Depot to become fully operational:

     * Complete the development of the website. Management has estimated the time frame to accomplish this to be the end of the Second Quarter of 2006 and cost a minimum of $12,000 and a maximum of $75,150.

     * Develop and implement an effective marketing campaign. Management has estimated marketing expenses at a minimum of $18,000 and a maximum of $167,000.

     * Eco Depot anticipates administrative expenses for the next twelve to eighteen months to be at a minimum $9,500 and a maximum of $22, 500, which includes general fees to maintain the corporate status of the Company, Transfer Agent Fees, and telephone/postage/printing expenses.

The minimum/maximum estimates described above are based on anticipated proceeds generated from Eco Depot's offering of common stock if 25% of the 10,000,000 shares are sold (minimum) and if all 10,000,000 shares are sold (maximum.) Investors must be aware that this offering has a no minimum basis, as such if less than 25% of the shares are sold it would create a deficiency in the estimated expenses anticipated for the Company to become fully operational, which would likely lead to failure of the business and complete loss of any investment made.

If and when, Eco Depot is successful in raising the additional capital through this offering and developing a website that is fully functional management anticipates focusing the majority of the proceeds on the marketing campaign as described above in an effort to promote customers to the site and ultimately increase sales. The marketing campaign will likely take approximately twelve months to complete. In addition proceeds from the offering may be directed towards hiring additional employee(s) on a part time or full time basis and for the lease of commercial property depending on Eco Depot's current need. However, these estimates are based on speculation and there can be no assurance that the Company will ever be able to raise the additional funds required to launch a successful marketing campaign. If Eco Depot is unable to market its website successfully and/or is unable to hire qualified employees as the business grows the business would likely fail.

As Eco Depot expands its business, it will likely incur losses. Management plans on funding these losses through revenues generated through its proposed website. If Eco Depot is unable to satisfy its capital requirements through its revenue production or if the Company is unable to raise additional capital through the sale of its common stock it may have to borrow funds in order to sustain its business. There can be no assurance or guarantee given that Eco Depot will be able to borrow funds because it is a new business and the future success of the Company is highly speculative.

Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by Eco Depot, potential investors should be aware that several unforeseen or unanticipated delays may impede Eco Depot from accomplishing the above-described steps such as:

     * Problems may arise during the development of the Internet website with the programming and testing that management cannot overcome, creating a time delay and additional costs; and

     * Eco Depot may find that potential investors are unreceptive to its business plan and have no interest in investing funds.

If either of these events should occur Eco Depot would not be able to continue as a going concern and investors would lose all of their investment. In addition to the above factors investors should carefully read the Risk Factors described herein beginning on page 10.

In the event additional funds are secured by Eco Depot there is no guarantee that the proposed marketing strategy will be effective in accomplishing the goals Eco Depot has set. This may force management to redirect its efforts and create the need for additional time, money, and resources, of which, Eco Depot may not be successful in providing.

At this time, management does not plan to commit any of their own funds towards the company's development. If and when this changes, management will file the appropriate disclosures in a timely manner.

DESCRIPTION OF PROPERTY

Eco Depot's principle address is 2311 West 16th, #83, Spokane WA 99224. Ms. Sullivan, Officer/Director, is currently providing his home office for Eco Depot's office and mailing address. Ms. Sullivan plans to continue to contribute this office space at no cost to the Company until such a time that the Company begins operations. The telephone number is 509-482-1154.

Eco Depot believes the property arrangement satisfies the Company's current needs and will be adequate up to the point that Eco Depot begins operations, which is currently estimated to be at the end of the second quarter of 2006 at which point it may be required to rent or lease commercial property that is capable of providing adequate storage and office space. Management anticipates rent on a per month basis for adequate commercial space will cost Eco Depot approximately $1,200. This estimate is based upon local commercial spaces with approximately 2,000 -3,000 square feet of storage capability and 500 to 1,000 square feet of office space. However, management plans to continue to utilize Ms. Sullivan's home office until that space is no longer adequate. At this time no commercial property has been secured by Eco Depot and there can be no assurance that an adequate space will be found by Eco Depot when needed; or if adequate space can be found at the price currently estimated by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2005, the Company issued 4,000,000 common shares to the officer and a director of the Company at a price of $0.001 per share and total consideration of $4,000.00. These shares are considered restricted under Rule 144 of the Security and Exchange Commissions Securities Act, ("The Act").

The seven (7) selling shareholders of Eco Depot, Inc. currently hold a total of 1,575,000 common shares paid consideration of $0.01 per share. The common shares were issued in June of 2005. These shares were issued under Rule 504 of Regulation D promulgated under the Securities Act of 1933 to the seven private non-affiliated shareholders. At the time these shares were purchased none of the seven shareholders were an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 3(b) on the basis that the transactions did not involve a public offering.

Regarding the above offering, Eco Depot relied upon Revised Code Washington - RCW 21.20.320(9) and the Washington Administrative Code - WAC 460-44A-504, which provided for a "Small Offering Exemption" in Washington State as governed by the rules set forth under Federal Regulation D Rule 504 offerings pursuant to the Securities Act of 1933. A Regulation D Rule 504 offering in the State of Washington is limited to $1,000,000 regardless of the location of the investors.

Related Party Transactions

Currently, there are no contemplated transactions that Eco Depot may enter into with our officers, directors or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the SEC on the proper form making such transaction available for the public to view.

Eco Depot has no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by her will be available for any specific length of time in the future. Nadine Sullivan anticipates initially devoting fifteen hours per month of their available time to Eco Depot's affairs. If and when the business operations increase and a more extensive time commitment is needed, Nadine Sullivan is prepared to devote more time to Eco Depot's affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for Eco Depot's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

Nadine Sullivan, officer and director, currently owns 4,000,0000 common shares. The shares were purchased in March of 2005 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 4,000,000 Rule 144 shares on this Registration Statement. In March of 2006, the 4,000,000 Rule 144 shares purchased by Ms. Sullivan will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Ms. Sullivan will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h).

Holders

As of the date of this registration statement, there were a total of eight (8) active stockholders, including the officer and director.

Dividends

Eco Depot has not paid any dividends to date, and has no plans to do so in the foreseeable future.

EXECUTIVE COMPENSATION

Eco Depot has made no provisions for cash compensation or for non-cash compensation to our officers and director. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options or SAR grants given to any of our executive officers for the life of Eco Depot.

Eco Depot does not presently have a stock option plan. However, in the future, Eco Depot may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Eco Depot has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

                                 ECO DEPOT, INC.
                        (A Development Stage Enterprise)

                                FINANCIAL REPORTS

                                DECEMBER 31, 2004
                               SEPTEMBER 30, 2005

                                 ECO DEPOT, INC.
                        (A Development Stage Enterprise)

                                    CONTENTS







REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                       F1

BALANCE SHEETS                                                                F2

STATEMENTS OF OPERATIONS                                                      F3

STATEMENTS OF STOCKHOLDERS' EQUITY                                            F4

STATEMENTS OF CASH FLOWS                                                      F5

NOTES TO FINANCIAL STATEMENTS                                               F6-9

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------



To the Board of Directors
Eco Depot, Inc.
Spokane Valley, WA


I have audited the accompanying balance sheets of Eco Depot, Inc. (A Development Stage Enterprise) as of September 30, 2005 and December 31, 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended September 30, 2005, the year ended December 31, 2004 and the period November 2, 2004 (inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eco Depot, Inc. (A Development Stage Enterprise) as of September 30, 2005 and December 31, 2004 and the results of its operations and cash flows for the nine months ended September 30, 2005 and the year ended December 31, 2004 and for the period November 2, 2004 (inception) through September 30, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Kyle L. Tingle, CPA, LLC


November 1, 2005
Las Vegas, Nevada


                                      F1

                                 ECO DEPOT, INC.
                        (A Development Stage Enterprise)
                                 BALANCE SHEETS


                                                   September 30,    December 31,
                                                      2005             2004
--------------------------------------------------------------------------------
                                     ASSETS


CURRENT ASSETS
 Cash                                               $ 18,378         $     --
--------------------------------------------------------------------------------
  Total current assets                              $ 18,378         $     --
--------------------------------------------------------------------------------
   Total assets                                     $ 18,378         $     --
================================================================================



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
 Accounts payable and accrued liabilities           $     --         $    766
--------------------------------------------------------------------------------
  Total current liabilities                         $     --         $    766
--------------------------------------------------------------------------------


STOCKHOLDERS' EQUITY
Common stock, 75,000,000 shares authorized with
$0.001 par value
Issued and outstanding
  5,575,000 common shares at September 30, 2005
  (December 31, 2004 - nil)                         $  5,575         $     --
Additional paid-in capital                            14,175               --
Accumulated deficit during development stage          (1,372)            (766)
--------------------------------------------------------------------------------

  Total stockholders' equity                        $ 18,378         $   (766)
--------------------------------------------------------------------------------

   Total liabilities and stockholder's equity       $ 18,378         $     --
================================================================================

   The accompanying notes are an integral part of these financial statements.




                                       F2

                                 ECO DEPOT, INC.
                        (A Development Stage Enterprise)
                            STATEMENTS OF OPERATIONS


                                        For nine                     November 2,
                                         month                          2004
                                        period         For the       (inception)
                                        ending        year ended          to
                                      September 30,   December 31,    September,
                                         2005           2004            2005
--------------------------------------------------------------------------------


GENERAL  AND ADMINISTRATIVE EXPENSES   $       606    $       766    $    1,372
--------------------------------------------------------------------------------

OPERATING LOSS                         $      (606)   $      (766)   $   (1,372)
--------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                $      (606)   $      (766)   $   (1,372)
================================================================================




BASIC LOSS PER COMMON SHARE            $     (0.00)   $     (0.00)   $    (0.00)
================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                  3,688,919             --     3,024,249
================================================================================

   The accompanying notes are an integral part of these financial statements.








                                       F3


                                          ECO DEPOT, INC.
                                 (A Development Stage Enterprise)
                                 STATEMENT OF STOCKHOLDERS' EQUITY

              FOR THE PERIOD FROM NOVEMBER 2, 2004 (INCEPTION) TO SEPTEMBER 30, 2005

                                                                              Deficit
                                            Common Stock                    Accumulated
                                       ----------------------   Additional    During
                                       Number of                 Paid In    Development
                                        shares       Amount      Capital       Stage      Total
--------------------------------------------------------------------------------------------------
Balance, inception November 2, 2004           --   $      --   $      --   $      --    $      --

Net loss, December 31, 2004                   --          --          --        (766)        (766)
--------------------------------------------------------------------------------------------------

Balance, December 31, 2004                    --          --          --   $    (766)   $    (766)
--------------------------------------------------------------------------------------------------

Common stock issued for cash at
    $0.001 per share March 10, 2005    4,000,000       4,000          --          --        4,000

Common stock issued for cash at
    $0.01 per share June 22, 2005      1,575,000       1,575      14,175          --       15,750

Net loss, September 30, 2005                  --          --          --        (606)        (606)
--------------------------------------------------------------------------------------------------
Balance, September 30, 2005            5,575,000   $   5,575   $  14,175   $  (1,372)   $  18,378
==================================================================================================

            The accompanying notes are an integral part of these financial statements.





                                      F4

                                       ECO DEPOT, INC.
                              (A Development Stage Enterprise)
                                  STATEMENTS OF CASH FLOWS


                                                                                 November 2,
                                                   Nine month       Year ended      2004
                                                  period ended      December    (inception) to
                                                  September 30,        31,      September 30,
                                                     2005             2004         2005
--------------------------------------------------------------------------------------------
CASH FLOWS USED IN OPERATING ACTIVITIES
  Net loss for the period                        $   (606)        $  (766)       $ (1,372)
  Adjustment to reconcile net loss
   to net cash from operating activities:
   Accounts payable                                  (766)            766              --
--------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES            $ (1,372)             --        $ (1,372)
--------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock                 19,750              --          19,750
--------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES        $ 19,750              --        $ 19,750
--------------------------------------------------------------------------------------------
INCREASE IN CASH                                 $ 18,378              --        $ 18,378

CASH, BEGINNING OF PERIOD                              --              --              --
--------------------------------------------------------------------------------------------
CASH, END OF PERIOD                              $ 18,378              --        $ 18,378
===========================================================================================

Supplemental Information
Interest paid                                    $     --         $    --        $     --
===========================================================================================
Income taxes paid                                $     --         $    --        $     --
===========================================================================================

         The accompanying notes are an integral part of these financial statements.



                                            F5

                                 ECO DEPOT, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                               SEPTEMBER 30, 2005




Note 1.  Nature of Business and Significant Accounting Policies
--------------------------------------------------------------------------------

Nature of business

Eco Depot, Inc. ("Company") was organized November 2, 2004 under the laws of the State of Nevada. The Company currently has limited operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered a Development Stage Enterprise.

The Company is in the business of developing an Internet e-commerce website that will sell a full line of environmentally friendly goods, energy efficient building and construction materials and sustainable home products. Eco Depot will not manufacture any equipment or goods, but will resell "green products" from various manufacturers.

A summary of the Company's significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2005 and December 31, 2004.

Revenue Recognition

The Company is engaged in the sale of two-way radio devices through a website on the internet. The Company recognizes the revenue at the time of shipping of the product when responsibility of the product is transferred to the purchaser and payment has been accepted or assured. The Company does not carry a physical inventory. Instead, the product sold is drop shipped directly from the supplier to the customer. In this capacity, the Company is acting as an agent for the supplier and under EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" recognizes transactions on the net basis.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4" ("SFAS No. 151"). SFAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) be recorded as current period charges and that the allocation of fixed production overheads to inventory be based on the normal capacity of the production facilities. SFAS No. 151 becomes


                                      F6

                                 ECO DEPOT, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                               SEPTEMBER 30, 2005

Recent Accounting Pronouncements (cont'd)

effective for our Company on January 1, 2006. The Company does not believe that the adoption of SFAS No. 151 will have a material impact on our consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The effective date of SFAS No. 123R is the first reporting period beginning after June 15, 2005. The adoption of SFAS No. 123 (revised 2004) should not have a significant impact on the Company's financial position or results of operations until such time the Company has share-based payments. The Company will adopt the provisions of SFAS No. 123R at that time.


In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, "Accounting for Nonmonetary Transactions," provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished. SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 became effective for our Company as of July 1, 2005. The Company will apply the requirements of SFAS No. 153 on any future nonmonetary exchange transactions.

On April 14, 2005, the Securities and Exchange Commission issued an announcement amending the compliance dates for the FASB's SFAS 123R that addresses accounting for equity based compensation arrangements. Under SFAS 123R registrants would have been required to implement the standard as of the beginning of the first interim or annual period that begins after June 15, 2005. The Commission's new rule will allow companies to implement SFAS 123R at the beginning of the next fiscal year after June 15, 2005. The Company anticipates adopting SFAS 123R in the first quarter 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for our Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on our consolidated financial statements.

Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash of other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs which raises substantial doubt about its ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through the placement of our common stock in order to continue with the business plan. There can be no assurance that the Company will be successful in raising the capital it requires through the sale of our common stock in order to continue as a going concern. The Company is funding its initial operation by way of issuing 6,000,000 (4,000,000 @ $0.001 per share and 2,000,000 @ $0.01 per share) common shares. As of September 30, 2005, the Company had sold 5,575,000 shares and had received $19,750 in proceeds from the sale of the Company's common stock of which 4,000,000 shares were issued at $0.001 per share for net proceeds of $4,000 and 1,575,000 shares were issued at $0.01 for net proceeds of $ 15,750.


                                      F7

                                 ECO DEPOT, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                               SEPTEMBER 30, 2005

Note 2.  Stockholders' Equity
--------------------------------------------------------------------------------

Common stock

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001.

On March 10, 2005, the Company authorized and issued 4,000,000 shares of $0.001 par value common stock at par in consideration of $4,000 in cash to the officer of the Company.

On June 22, 2005, the Company authorized and issued 1,575,000 common stock of the Company in consideration of $15,750 in cash to the officer of the Company.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 3,688,919 for the nine-month period ending September 30, 2005 and 3,024,249 for the period ending November 2, 2004 (inception), to September 30, 2005. There were no shares issued in 2004. As of September 30, 2005 and December 31, 2004 the Company had no dilutive potential common shares.

Note 3.  Income Taxes
--------------------------------------------------------------------------------

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period. The Company anticipates operating losses in 2005 to be fully allowed for and does not have a deferred tax liability or asset at September 30, 2005.

The components of the Company's deferred tax asset as of December 31, 2004 is as follows:

                                                        2004
                                                   -------------
       Net operating loss carryforward             $         766
       Valuation allowance                                  (766)
                                                   -------------
       Net deferred tax asset                      $           0
                                                   =============

The net federal operating loss carry forward will expire in 2023 through 2024. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.


                                      F8

                                 ECO DEPOT, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                               SEPTEMBER 30, 2005

Note 4.  Related Party Transactions
--------------------------------------------------------------------------------

The Company neither owns nor leases any real or personal property. The officers of the corporation provide office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officer and director for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts. The loss of the services of its officer or director may have a negative impact on the further development of the business.

Note 5.  Warrants and Options
--------------------------------------------------------------------------------

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.



                                       F9

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Nevada law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions, and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                     Amount
   - Legal/Accounting              $  8,000
   - Postage/Printing                 1,000
   - SEC Filing Fees                  1,500
=============================================
Total                              $ 10,500

   Note: All expenses are estimates.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of common stock by the Registrant, which sales were not registered under the Securities Act of 1933.

Nadine Sullivan, officer and director, currently owns 4,000,000 shares. The shares were purchased in March of 2005 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 4,000,000 Rule 144 shares on this Registration Statement. In March 2006, the 4,000,000 Rule 144 shares purchased by Ms. Sullivan will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Ms. Sullivan will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h). The foregoing purchase and sale was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

In June 2005, pursuant to an offering, the Company authorized the sale and issuance of 5,000,000 shares of its common stock. These shares were issued under Rule 504 of Regulation D promulgated under the Securities Act of 1933 to a total of seven (7) private non-affiliated shareholders at an issuance price of $0.01 per share. At the time these shares were purchased none of the seven (7) shareholders were an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 3(b) on the basis that the transactions did not involve a public offering.

Regarding the above offering, Eco Depot, Inc. relied upon Revised Code Washington - RCW 21.20.320(9) and the Washington Administrative Code - WAC 460-44A-504, which provided for a "Small Offering Exemption" in Washington State as governed by the rules set forth under Federal Regulation D Rule 504 offerings pursuant to the Securities Act of 1933. A Regulation D Rule 504 offering in the State of Washington is limited to $1,000,000 regardless of the location of the investors. Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

   Number          Exhibit Name                            Location
   ------          ------------                            --------
    3(i)           Certificate of Incorporation            Exhibit 3(i)
    3(ii)          By-Laws                                 Exhibit 3(ii)
    5              Opinion re: Legality                    Exhibit 5
   11              Statement re: earnings per share        See Financials Herein
   23              Consents of Experts and Counsel         Exhibit 23

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

UNDERTAKINGS

The undersigned registrant undertakes:

     1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

     2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Spokane, State of Washington, on December 8, 2005.

                   Eco Depot, Inc.

                   /s/ Nadine Sullivan
                   --------------------------------
                       Nadine Sullivan
                       President and Director
                       Principal Executive Officer
                       Principal Financial Officer
                       Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                   /s/ Nadine Sullivan
                   -------------------
                       Nadine Sullivan
                       President and Director
                       Principal Executive Officer
                       Principal Financial Officer
                       Principal Accounting Officer